SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrants Telephone Number)

4766 South Holladay Blvd. Holladay, Utah 84117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination Of A Material Definitive Agreement.

On July 14, 2005, at a special meeting of the Board of Directors of CoConnect, the Company recorded minutes of which were approved. The Board affirmed effective as of July 14, 2005 the rescission of the share exchange agreement of the Company with Heritage Communications, Inc. ("Heritage"). Consequently the rescission will cancel the 30 million shares of common stock that had been issued to the 24 shareholders of Heritage Communications, Inc. in consideration of such share exchange agreement. Heritage, as required by the share exchange agreement, provided warranties and representations that, among other items, it had no undisclosed outstanding indebtedness and that prior to entering into the share exchange agreement there had occurred no events that had caused or would cause material adverse effect upon the business, assets, financial condition, income or prospects of Heritage. In addition, Heritage represented that is had filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct and that Heritage had paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. The rescission was made in light of the Board's investigation and review that material omissions and misrepresentations had been submitted by Heritage to the Company. Specifically, it appeared that the United States Internal Revenue Service has filed notices to file tax levies encumbering Heritage for failure to pay payroll taxes and that Heritage has several hundred thousand dollars, in liabilities undisclosed to the Company. It appeared at a minimum that the Company could not rely upon the financial information submitted to the Company with respect to Heritage, and accordingly the Board rescinded the merger, effective as of July 14, 2005. The Board intends to amend the March 31, 2005 10-Q to reflect the accurate financials of the Company.

Item 5.01. Changes In Control Of Registrant.

As a result of the rescission of the share exchange agreement with Heritage, 30 million shares of the Company's common stock were cancelled effective as of July 14, 2005. Prior to this cancellation, shareholders of Heritage collectively controlled more than fifty percent of the Company's stock. Following this cancellation, there are now 17,765,388 shares outstanding of the Company's stock. Holders of five percent or more of the Company's Common Stock are as follows: Dean Becker, 10,000,000 shares.

Item 8.01. Other Events: Attempted Shareholder Actions Without Proper

Shareholder Notice

Heritage Communications, Inc. ("Heritage"') together with several of its officers, agents, servants, employees, and attorneys, those persons in active concert or participation, including Brian W. Steffensen, Martin Tanner, Jerry Warnick and David Thayne (together the "Heritage Parties"). Without any public notice as required by law pursuant to Nevada State Statute 78.320 the parties held a stockholder meeting with only themselves in attendance and purported among other actions, to remove CoConnects directors that appeared to support a rescission of the Share Exchange Agreement wherein CoConnect acquired Heritage. It has come to our attention that the Heritage Parties held another meeting without notice to the shareholders on April 12, 2005 wherein among other things they attempted to issue 50,000,000 shares to themselves further diluting the shareholders and ratified new Bylaws of CoConnect which cannot be done according to the original and operative Bylaws and state statutes. On the 14th day of July the Heritage Parties held another meeting without notice to the shareholders wherein among other things they attempted ratify all of the actions taken at the first meetings including the issuance of 50,000,000 shares to themselves and the attempt to remove the Officers and Directors and appoint former director, Jerry Warnick as the sole Director and Officer of without proper notice to the shareholders of CoConnect. The Board of CoConnect has placed these individuals on official notice that the Company does not recognize their actions as valid and considers their actions as illegal and inappropriate. CoConnect has notified its Transfer Agent and the State of Nevada of the activities of these individuals.

The Heritage Parties failed to abide by the By Laws of CoConnect. In addition, the parties failed to file an information statement with the SEC and failed to deliver notice to CoConnects shareholders of the meeting where the illegitimate action was attempted.

Item 8.02 Other Events: Lawsuit Served Upon CoConnect and its Agents by the Heritage

On July 14, 2005, Heritage served CoConnect and several defendants making them parties to a lawsuit in the State of Utah, Third District Court, Civ. No. 05-091-1718. The lawsuit seeks damages for a purported rescission by CoConnect of the Share Exchange Agreement wherein CoConnect acquired Heritage. The suit also seeks from $5,000,000 to $15,000,000 in damages from CoConnect and several of its officers, directors and agents for an alleged failure to raise funds in the several months since Heritage was acquired in February 2005. During the past several months, CoConnect has raised and provided to Heritage over $2,000,000 in stock offerings and loans, the bulk of which Heritage deployed into its operations. We believe Heritages claims are without merit and merely an attempt by the Heritage Parties to interfere with rescission of the Share Exchange Agreement. In the coming days, we intend to file an answer and counter-claim against the Heritage Parties for material representations in inducing us to enter into the Share Exchange Agreement and attempt to obtain injunctive relief prohibiting the Heritage Parties from interfering with our operations.

Item 8.02 Other Events: Lawsuit Served Upon CoConnects Agents by the Heritage Parties

Also on July 14, 2005, and in addition to the lawsuit filed Heritage, the Heritage Parties, in their capacity as shareholders in CoConnect, filed and served several agents of CoConnect, who were also named in Case No. 05-091-1718, with a lawsuit seeking declaratory relief from the court that would legitimize the Heritage Parties shareholder attempted actions referenced herein. In this second lawsuit also filed in the State of Utah, Third District Court, case #05-091-2224, the Heritage Parties rely on a purported proxy in favor of David Thayne from Dean Becker, owner of 10,000,000 shares, or approximately 19% of our outstanding common stock, as a basis to claim that they control over 50% of our common shares. However, Dean Becker and CoConnect disputes that the proxy was ever consummated because, among other reasons, failure of consideration and no voting agreement pursuant to Nevada State Statute 78.355 (section 5) was agreed to or executed as required in the face of the proxy and by the Statute. In addition, Dean Becker gave notice to David Thayne of revocation of any proxy. Similar to the lawsuit against CoConnect, this lawsuit also alleges liability to the parties for failure to raise more money to fund Heritages operations. Our agents intend to answer the complaint and move to consolidate this action with Case No. 05-091-1718. Our agents also intend to take all available remedial actions against Brian Steffensen, Martin Tanner, David Thayne, Jerry Warnick, and Heritage for violations of state and federal securities acts.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: July 14, 2005     By: /s/ Tim Thayne

Tim Thayne

Chief Executive

Officer and member of the board